Exhibit 23

Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement No. 333-51254 and 333-113224 on Form S-8 of Pacific Financial Corporation of our report, dated February 9, 2005 for the years ended December 31, 2004 and 2003 included in this Annual Report on Form 10-K of Pacific Financial Corporation.

/s/ McGladrey & Pullen LLP

Tacoma, Washington
March 15, 2005